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                                                                   Exhibit 10(c)


                               STANDBY AGREEMENT

         THIS STANDBY AGREEMENT (the "Agreement") is made and entered into as of December 28, 1995, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), FIRST COMMERCIAL BANK, a California licensed banking corporation, and FIRST BANKS, INC., a Missouri corporation ("First Banks").

                              W I T N E S S E T H

         WHEREAS, the parties to this Agreement entered into an Amended and Restated Stock Purchase Agreement dated August 7, 1995 (the "Stock Purchase Agreement"), pursuant to which First Banks was given the option under certain circumstances to make additional investments in the Company or the Bank for the purpose of increasing the capital levels of the Bank;

         WHEREAS, the Bank is not in compliance with the requirements of the Cease and Desist Order entered into with the Federal Deposit Insurance Corporation (the "FDIC Order") or the Second Amended Final Order of the California State Banking Department under California Financial Code Section 1913 (the "State Order");

         WHEREAS, the Bank anticipates that it will not meet, on or before December 31, 1995, the 7.0% tangible capital requirement of the State Order;

         WHEREAS, First Banks has agreed to make a capital infusion to the Company on or before December 31, 1995 in the amount of $1,500,000 and at least $1,250,000 of such proceeds will be contributed by the Company to the Bank to increase the Bank's tangible capital ratio;

         WHEREAS, the book value of the Company Common Stock was $0.09 on December 8, 1995;

         WHEREAS, the Stock Purchase Agreement provides that First Banks shall have the option to make a capital contribution to the Company sufficient to raise the Bank's Tier I capital level to 7.0% as of December 31, 1995, as required by the State Order, which additional capital contribution shall be made by the purchase of shares of Company Common Stock (if the Offering is not proceeding), the proceeds of which will be contributed by the Company to the Bank;

         WHEREAS, First Banks has agreed to purchase, at the conclusion of the Offering, such number of shares of Company Common Stock as may be necessary to provide sufficient funds to the Bank to raise the Bank's Tier I capital ratio to 7%;

         WHEREAS, the Company and First Banks have agreed to a limitation on the Oversubscription Privilege to be provided to the Company's stockholders in the Offering, as described in the Company's Registration Statement;





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         WHEREAS, the parties hereto, with the concurrence of Mr. James F.
Dierberg, a signatory to the Stock Purchase Agreement, wish to amend and supersede by this Agreement any contradictory provisions of the Stock Purchase Agreement with respect to the additional capital contributions of First Banks to the Company or the Bank and the structure of the Oversubscription Privilege contemplated hereby; and

         WHEREAS, unless otherwise defined herein, the capitalized terms used in this Agreement shall have those meanings assigned to them in the Stock Purchase Agreement:

         NOW, THEREFORE, for and in consideration of the promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

         1. On or before December 31, 1995, First Banks shall purchase from the Company, and the Company shall issue to First Banks, 15,000,000 shares of Company Common Stock (the "Shares"), at a purchase price of $0.10 per Share, subject to receipt of any necessary regulatory approvals. The certificate(s) representing the Shares shall contain such legends deemed necessary by counsel to the Company, including any legends with respect to the affiliate status, if any, of First Banks and the issuance of the Shares in a private offering. The Company shall immediately contribute to the Bank at least $1,250,000 of the proceeds of the sale of the Shares.

         2. In addition to the agreements with respect to the terms of the Offering set forth in Section 1(b)(ii) of the Stock Purchase Agreement, the Company and First Banks hereby agree that the Company shall include in a pre-effective amendment to the Registration Statement to be filed with the Commission, a limitation on the Oversubscription Privilege such that after full exercise of the Basic Subscription Privilege (as defined in the Registration Statement), each stockholder will be entitled, subject to the availability of shares of Common Stock not subscribed for under the Basic Subscription privilege and to the restrictions and limitations set forth in the Registration Statement, to oversubscribe for up to the higher of (i) 1,000,000 additional shares or (ii) an additional 10.695 shares for each share of Common Stock held on the Rights Record Date (as defined in the Registration Statement) (the "Oversubscription Privilege");

         3. At the request of First Banks, and in amendment of Section 1(b)(ii)(A) of the Stock Purchase Agreement, the Company shall not register in the Registration Statement any of the shares (including the Shares) sold and issued to First Banks pursuant to the Stock Purchase Agreement.

         4. Subsection 1(b)(iii) of the Stock Purchase Agreement is hereby deleted in its entirety and shall have no further force or effect.

         5. First Banks hereby commits to act as a "Standby Purchaser" in the Offering, such that First Banks agrees to purchase from the Company, at a purchase price of $0.10 per share, at the conclusion of the applicable stockholder and public subscription period(s)(as determined by the Company's Board of Directors pursuant to the terms of the Registration Statement), such number of shares of Company Common Stock as may be required to raise the Bank's Tier I capital ratio to 7.0%. First Banks agrees to be described in the Registration Statement as a Standby Purchaser in the Offering and to seek the required Approvals to act in said capacity, if any.





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          6.     This Agreement shall terminate:  (a) upon the termination of the Stock Purchase Agreement or (b) in the event that any Approvals required to consummate the transactions contemplated hereby are not obtained on or prior to the date of the performance of any act required hereby, unless extended by the mutual consent of the parties hereto.

          7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware in effect at the time of the execution hereof.

          8. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

          9. Any notices required to be given pursuant to this Agreement shall be given in accordance with Section 13 of the Stock Purchase Agreement.

         10. Except as set forth herein and in that certain Additional Investment Agreement entered into by and among the parties hereto on October 31, 1995, all other provisions and terms of the Stock Purchase Agreement remain unchanged and in full force and effect. This Agreement shall not operate as an amendment or waiver of, or estoppel with respect to, any other obligation, covenant, agreement or condition contained in the Stock Purchase Agreement.

         11. This Agreement, together with the Stock Purchase Agreement, and together with the Letters of Representation and Approvals to be received pursuant hereto, constitute the entire agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of First Banks, Inc., First Commercial Bank and First Commercial Bancorp, Inc. has signed or caused to be signed its name, all as of the day and year first above written, and James F. Dierberg has consented to the terms of this Agreement by execution hereof.

                                       FIRST COMMERCIAL BANCORP, INC.


                                       By:    /s/  Manuel Perry, Jr.
                                       -----------------------------------------
                                       Name:  Manuel Perry, Jr.
                                       Title: Chairman of the Board of Directors





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                                  FIRST COMMERCIAL BANK


                                  By:    /s/  James E. Culleton
                                  ---------------------------------------------
                                  Name:  James E. Culleton
                                  Title: President


                                  DIERBERG


                                  /s/  James F. Dierberg
                                  ---------------------------------------------
                                  James F. Dierberg, an individual


                                  FIRST BANKS, INC.


                                  By:    /s/  James F. Dierberg
                                  ---------------------------------------------
                                  Name:  James F. Dierberg
                                  Title: Chairman, President and Chief Executive
                                         Officer








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